UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 9, 2008

Alliant Techsystems Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10582	41-1672694
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7480 Flying Cloud Drive Minneapolis, Minnesota	55344-3720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (952) 351-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

On May 9, 2008, Alliant Techsystems Inc. (“ATK”) received notice that the Canadian Minister of Industry had disapproved the sale to ATK of the Information Systems and Geospatial Services businesses of Canadian-based MacDonald, Dettwiler and Associates Ltd. (“MDA”).  Canadian regulatory approval was a condition to the closing of this transaction under the terms of the Purchase Agreement (the “Purchase Agreement”) among ATK, MDA, 0807865 B.C. Ltd., a Canadian corporation and a wholly-owned subsidiary of ATK, and ATK Space Systems, Inc., a Delaware corporation and a wholly-owned subsidiary of ATK.  (The Purchase Agreement was filed as Exhibit 2.1 to ATK’s Current Report on Form 8-K dated January 8, 2008.)  As a result, ATK will take an approximate $6.6 million pre-tax charge ($3.9 million after-tax, or $0.11 per share) for transaction-related expenses that will be recorded in ATK’s financial results for the fourth quarter of fiscal year 2008.

Item 2.02.  Results of Operations and Financial Condition.

On May 9, 2008, ATK issued a press release regarding the Canadian Minister of Industry’s disapproval of the sale to ATK of MDA’s Information Systems and Geospatial Services businesses.  A copy of this press release is furnished as Exhibit 99.1 to this report.  This press release updates certain financial information contained in a press release furnished as Exhibit 99.1 to an earlier Current Report on Form 8-K dated May 8, 2008.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.

Description

99.1	Press release, dated May 9, 2008, regarding Canadian regulatory disapproval of the sale to ATK of MDA’s Information Systems and Geospatial Services businesses.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.

Date: May 9, 2008	By:	/s/ KEITH D. ROSS
Keith D. Ross
Senior Vice President, General
Counsel and Secretary